Exhibit 99.1

STERIS CORPORATION ANNOUNCES FISCAL 2016 FIRST QUARTER

FINANCIAL RESULTS

• 7% top-line growth, including currency headwind

• U.S. GAAP earnings of $0.40 per diluted share

• Adjusted earnings per diluted share increased 15% to $0.62

• Outlook updated to reflect recent acquisitions

• Board of Directors increases quarterly dividend to $0.25 per diluted share

Mentor, Ohio (August 4, 2015) - STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2016 first quarter ended June 30, 2015. Fiscal 2016 first quarter revenue increased 7% to $439.9 million compared with $412.6 million in the first quarter of fiscal 2015, with growth in Healthcare and Isomedix offset by a decline in Life Sciences. As reported, net income was $24.3 million, or $0.40 per diluted share, compared with net income of $24.5 million, or $0.41 per diluted share in the first quarter of fiscal 2015.

Adjusted Results

Adjusted net income for the first quarter of fiscal 2016 was $37.1 million, or $0.62 per diluted share, compared with adjusted net income for the first quarter of the previous year of $32.0 million, or $0.54 per diluted share.

“STERIS’s people are implementing our strategies with positive results, and we are excited about the long term opportunities ahead of us,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “We had a strong start to the new fiscal year, including two recently announced acquisitions. While we work diligently to acquire Synergy Health, our people continue to operate well and to expand our business. We look forward to completing another record year in fiscal 2016.”

Segment Results

Healthcare revenue grew 9% in the quarter to $329.3 million compared with $302.8 million in the first quarter of fiscal 2015. Contributing to the quarter, service revenue increased 20%, consumable revenue grew 3% and capital equipment revenue increased 1%.

As reported, Healthcare operating income was $17.7 million compared with $18.0 million in last year’s first quarter. Adjusted segment operating income increased 12% to $33.2 million in the first quarter of fiscal 2016 due to increased volume and favorable foreign currency exchange rates.

STERIS Corporation

News Announcement

Life Sciences first quarter revenue declined 3% to $56.8 million compared with $58.6 million in the first quarter of fiscal 2015. Consumable revenue growth of 6% and service revenue growth of 3% were offset by a 20% decline in capital equipment revenue. Life Sciences operating income was $13.2 million compared with $11.9 million in the prior year’s first quarter due largely to favorable product mix.

Fiscal 2016 first quarter revenue for Isomedix Services increased 5% to $53.7 million compared with $51.2 million in the same period last year. Revenue benefited from increased volume from the segment’s core medical device Customers. As reported, operating income was $15.3 million in the quarter compared with $16.2 million in the first quarter of last year. Adjusted segment operating income increased to $16.5 million in the first quarter of fiscal 2016 compared with $16.3 million last year, as the anticipated disposal costs for Cobalt 60 substantially offset the increase in volume.

Cash Flow

Net cash provided by operations for the first quarter of fiscal 2016 was $41.2 million, compared with $46.4 million in fiscal 2015. Free cash flow (see note 1) for the first quarter of fiscal 2016 was $17.7 million compared with $23.1 million in the prior year. The decline in free cash flow is primarily due to the cash impact of acquisition related expenses.

Outlook

Based upon current trends and reflecting recently announced acquisitions, STERIS now anticipates revenue growth of 6-7% for fiscal 2016. Expectations for adjusted earnings per diluted share are unchanged in the range of $3.15 to $3.30 for the full fiscal year. The Company does anticipate approximately $0.06 accretion this fiscal year from the General Econopak and Black Diamond acquisitions, both of which have now closed. However, most of that benefit will be offset by additional interest expense from the recently completed private placement financing. The Company has assumed the average forward currency rates for the U.S. dollar and key international currencies as of June 30, 2015. The adjusted effective tax rate is anticipated to be approximately 35%.

Fiscal 2016 free cash flow (see note 1) is now anticipated to be approximately $155.0 million, reflecting the recent acquisitions. Capital expenditures are anticipated to be approximately $105.0 million, reflecting the impact of acquisitions, continued expansion within Isomedix, new product development and general maintenance and repair for existing facilities.

STERIS Corporation

News Announcement

Outlook inclusive of the proposed Synergy Health acquisition will be provided after the close of the transaction.

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a two cent increase in its quarterly dividend to $0.25 per common share, representing the 10th consecutive year of dividend increases. The dividend is payable September 22, 2015 to shareholders of record at the close of business on August 25, 2015.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time today either over the Internet at www.steris-ir.com or via phone by calling 1-866-395-9151 in the United States and Canada, and 1-203-369-0495 internationally.

About STERIS

The mission of STERIS Corporation is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future debt principal repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

STERIS Corporation

News Announcement

U.K. Takeover Code Directors’ Confirmation

Under Rule 28.1 of the U.K.’s City Code on Takeovers and Mergers (the “Takeover Code”) which applies in light of our proposed acquisition of Synergy Health, our directors must provide a so-called “directors’ confirmation” in respect of our net income for the quarter ended June 30, 2015 (the “Net Income Statements”) and the outlook guidance (the “Outlook”) contained in this announcement since they constitute unaudited profit estimates and a profit forecast respectively for the purposes of the Takeover Code. Accordingly, our directors confirm that:

1.	the Net Income Statements and the Outlook have been properly compiled on the basis of the assumptions contained or referred in our annual report on Form 10-K for the year ended March 31, 2015 and, in the case of the Outlook, on the basis of the assumption contained in this announcement under the section captioned “Outlook”; and

2.	the basis of accounting used for preparing Net Income Statements and the Outlook is consistent with our accounting policies.

Enquiries:

STERIS
Investor Contact: Julie Winter, Director, Investor Relations	Tel: +1 440 392 7245

Media Contact:
Stephen Norton, Senior Director, Corporate Communications	Tel: +1 440 392 7482

Lazard & Co., Limited (Financial Adviser to STERIS and New STERIS)
Stephen Sands	Tel: +44 20 7187 2000
Nicholas Shott

Al Garner	Tel: +1 212 632 6000
Andrew Dickinson	Tel: +1 415 623 5000

Lazard & Co., Limited, which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting exclusively as financial adviser to STERIS and New STERIS and no one else in connection with the proposed transaction pursuant to which New STERIS plc (“New STERIS”) will become the ultimate parent company of Synergy Health plc pursuant to an English scheme of arrangement transaction and of STERIS Corporation pursuant to the merger of STERIS Corporation with and into a subsidiary of New STERIS (the “Combination”) and will not be responsible to anyone other than STERIS and New STERIS for providing the protections afforded to clients of Lazard & Co., Limited nor for providing advice in relation to the Combination or any other matters referred to in this Announcement. Neither Lazard & Co., Limited nor any of its affiliates owes or accepts any duty, liability

STERIS Corporation

News Announcement

or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Lazard & Co., Limited in connection with this Announcement, any statement contained herein, the Combination or otherwise.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

STERIS Corporation

News Announcement

No Offer or Solicitation

This press release and referenced conference call is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this press release in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This press release and referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to Synergy or STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release and referenced conference call and may be identified by the use of forward- looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in STERIS and Synergy’s other securities filings, including Item 1A of STERIS’s Annual Report on Form 10-K for the year ended March 31, 2015 and in Synergy’s annual report and accounts for the year ended 29 March 2015 (section headed “principal risks and uncertainties”). Many of these important factors are outside of STERIS’s or Synergy’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in the press release, or the referenced conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products are summaries only and should not be considered the specific terms of the product clearance or literature. Unless legally required, STERIS and Synergy do not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the receipt of approval of both STERIS’s shareholders and Synergy’s shareholders, (b) the outcome of the litigation with the FTC relating to the Synergy transaction or the timing or any settlement thereof, (c) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction, (d) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate Synergy’s operations into those of STERIS, (e) the integration of Synergy’s operations into those of STERIS being more difficult, time-consuming or costly than expected, (f) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (g) the retention of certain key employees of Synergy being difficult, (h) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in New STERIS being treated as a domestic corporation for United States federal tax purposes, (i) the potential for increased pressure on

STERIS Corporation

News Announcement

pricing or costs that leads to erosion of profit margins, (j) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (k) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect STERIS’s or Synergy’s performance, results, prospects or value, (l) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (m) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s or Synergy’s products and services, (n) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS and Synergy’s businesses, industry or initiatives including, without limitation, those matters described in STERIS’s Form 10-K for the year ended March 31, 2015 and other securities filings, may adversely impact STERIS’s or Synergy’s performance, results, prospects or value, (o) the possibility that anticipated financial results or benefits of recent acquisitions, or of STERIS’s restructuring efforts will not be realized or will be other than anticipated, (p) the effects of the contractions in credit availability, as well as the ability of STERIS’s and Synergy’s customers and suppliers to adequately access the credit markets when needed, and (q) those risks described in STERIS’s Annual Report on Form 10-K for the year ended March 31, 2015, and other securities filings.

Important Additional Information Regarding the Transaction Has Been Filed With the SEC

It is expected that the shares of New STERIS to be issued by New STERIS to Synergy Shareholders in the English law scheme of arrangement transaction that forms a part of the transaction will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.

In connection with the issuance of New STERIS shares to STERIS shareholders pursuant to the merger that forms a part of the transaction, New STERIS has filed with the SEC a Registration Statement on Form S-4 that contains a prospectus of New STERIS as well as a proxy statement of STERIS relating to the merger that forms a part of the transaction, which we refer to together as the Proxy Statement/Prospectus.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, as well as STERIS’s and New STERIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov, at STERIS’s website at www.steris-ir.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Proxy Statement/Prospectus and other relevant documents (when available) by directing a request by mail or telephone Julie_Winter@steris.com or (440) 392-7245. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

STERIS Corporation

News Announcement

STERIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement/Prospectus. Information about the directors and executive officers of STERIS is set forth in its Annual Report on Form 10-K for the year ended March 31, 2015, which was filed with the SEC on May 27, 2015, and its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on July 8, 2015. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus when it is filed.

Synergy and New STERIS are each organized under the laws of England and Wales. Some of the officers and directors of Synergy and New STERIS are residents of countries other than the United States. As a result, it may not be possible to sue Synergy, New STERIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel Synergy, New STERIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Revenues	$439,902	$412,643
Cost of revenues	255,535	242,664
Cost of revenues—Restructuring	277	(114)

Cost of revenues, net	255,812	242,550

Gross profit	184,090	170,093
Operating expenses:
Selling, general, and administrative	126,835	113,688
Research and development	13,765	12,409
Restructuring expense	(726)	(172)

Total operating expenses	139,874	125,925

Income from operations	44,216	44,168
Non-operating expense, net	5,658	4,462
Income tax expense	14,267	15,169

Net income	$24,291	$24,537

Earnings per common share (EPS) data:
Basic	$0.41	$0.41

Diluted	$0.40	$0.41

Cash dividends declared per common share outstanding	$0.23	$0.21
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	59,768	59,169
Diluted number of common shares outstanding	60,286	59,814

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	June 30,	March 31,
	2015	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$196,193	$167,689
Accounts receivable, net	291,392	325,289
Inventories, net	183,753	160,818
Other current assets	66,405	66,636

Total Current Assets	737,743	720,432
Property, plant, and equipment, net	503,085	493,053
Goodwill and intangible assets, net	921,000	860,645
Other assets	19,606	23,161

Total Assets	$2,181,434	$2,097,291

Liabilities and Equity
Current liabilities:
Accounts payable	$96,754	$99,340
Other current liabilities	167,709	183,991

Total Current Liabilities	264,463	283,331
Long-term debt	686,166	621,075
Other liabilities	131,204	119,239
Equity	1,099,601	1,073,646

Total Liabilities and Equity	$2,181,434	$2,097,291

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended
	June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$329,327	$302,810
Life Sciences	56,772	58,614
STERIS Isomedix Services	53,689	51,193

Total Reportable Segments	439,788	412,617
Corporate and Other	114	26

Total Segment Revenues	$439,902	$412,643

	Three Months Ended
	June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$17,675	$17,966
Life Sciences	13,233	11,945
STERIS Isomedix Services	15,250	16,191

Total Reportable Segments	46,158	46,102
Corporate and Other	(1,942)	(1,934)

Total Operating Income	$44,216	$44,168

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Three Months Ended
	June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$24,291	$24,537
Non-cash items	20,142	18,105
Changes in operating assets and liabilities	(3,280)	3,711

Net cash provided by operating activities	41,153	46,353
Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(23,518)	(23,331)
Proceeds from sale of property, plant, equipment and intangibles	28	71
Investments in businesses, net of cash acquired	(57,070)	(179,012)

Net cash used in investing activities	(80,560)	(202,272)
Financing Activities:
Proceeds from issuance of long-term obligations	350,000	—
Proceeds (payments) under credit facilities, net	(283,250)	165,260
Deferred financing fees and debt issuance costs	(1,978)	—
Acquisition related deferred consideration	12,760	—
Repurchases of common shares	(9,573)	(5,319)
Cash dividends paid to common shareholders	(13,758)	(12,459)
Stock option and other equity transactions, net	4,881	7,150
Excess tax benefit from share-based compensation	3,910	3,835

Net cash used in and provided by financing activities	62,992	158,467
Effect of exchange rate changes on cash and cash equivalents	4,919	2,586

Increase (decrease) in cash and cash equivalents	28,504	5,134
Cash and cash equivalents at beginning of period	167,689	152,802

Cash and cash equivalents at end of period	$196,193	$157,936

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free Cash Flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of Free Cash Flow may vary from other companies.

	Three Months Ended
	June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$41,153	$46,353
Purchases of property, plant, equipment, and intangibles, net	(23,518)	(23,331)
Proceeds from the sale of property, plant, equipment, and intangibles	28	71

Free Cash Flow	$17,663	$23,093

Twelve Months Ended
March 31,
2016
(Outlook)*
Calculation of Free Cash Flow for outlook:
Cash flows from operating activities	$260,000
Purchases of property, plant, equipment, and intangibles, net	(105,000)

Free Cash Flow	$155,000

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended
	June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Net Income per diluted share	$0.40	$0.41
Inventory and property “step up” to fair value, net of tax	—	0.02
Amortization and impairment of purchased intangible assets, net of tax	0.06	0.05
Loss (gain) from fair value adjustment of acquisition related contingent consideration	—	0.02
Acquisition related transaction and integration expenses, net of tax	0.16	0.04

Adjusted net income per diluted share	$0.62	$0.54

Twelve months ended
March 31,
2016
(Outlook)*
Net Income per diluted share	$2.60 - $2.75
Settlement of pension obligation	0.29
Amortization and impairment of purchased intangible assets, net of tax	0.23
Acquisition related transaction and integration expenses, net of tax	0.03

Adjusted net income per diluted share	$3.15 - $3.30

*	All amounts are estimates.

Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended
	June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Gross Profit	$184,090	$170,093
Restructuring	277	(114)
Amortization of inventory “step up” to fair value	—	1,234

Adjusted gross profit	$184,367	$171,213

Selling, general and administrative expenses	$126,835	$113,688
Amortization and impairment of purchased intangible assets	(6,021)	(5,200)
Amortization of property “step up” to fair value	(21)	(23)
Acquisition related transaction and integration costs	(11,544)	(3,634)
Gain (loss) on fair value adjustment of acquisition related contingent consideration	—	(1,998)

Adjusted selling, general and administrative expenses	$109,249	$102,833

Operating income	$44,216	$44,168
Amortization of inventory and property “step up” to fair value	21	1,257
Amortization and impairment of purchased intangible assets	6,021	5,200
Acquisition related transaction and integration costs	11,544	3,634
Loss (gain) on fair value adjustment of acquisition related contingent consideration	—	1,998
Restructuring	(449)	(286)

Adjusted operating income	$61,353	$55,971

Net income	$24,291	$24,537
Amortization of inventory and property “step up” to fair value, net of tax	17	1,006
Amortization and impairment of purchased intangible assets, net of tax	3,738	3,244
Acquisition related transaction and integration costs, net of tax	9,350	2,217
Loss (gain) on fair value adjustment of acquisition related contingent consideration, net of tax	—	1,219
Restructuring, net of tax	(274)	(174)

Adjusted net income	$37,122	$32,049

Healthcare operating income	$17,675	$17,966
Amortization of inventory and property “step up” to fair value	21	1,257
Amortization and impairment of purchased intangible assets	5,880	5,098
Acquisition related transaction and integration costs	10,080	3,634
Loss (gain) from fair value adjustment of acquisition related contingent consideration	—	1,998
Restructuring	(449)	(247)

Adjusted Healthcare operating income	$33,207	$29,706

Life Sciences operating income	$13,233	$11,945
Amortization and impairment of purchased intangible assets	57	18
Acquisition related transaction and integration costs	260	—
Restructuring	—	(14)

Adjusted Life Sciences operating income	$13,550	$11,949

Isomedix operating income	$15,250	$16,191
Amortization and impairment of purchased intangible assets	84	84
Acquisition related transaction and integration costs	1,204	—
Restructuring	—	(25)

Adjusted Isomedix operating income	$16,538	$16,250

STERIS Corporation

Unaudited Supplemental Financial Data

First Quarter Fiscal 2016

As of June 30, 2015

	FY 2016	FY 2015
Total Company Revenues	Q1	Q1
Capital Equipment	$118,220	$120,395
Consumables	114,087	110,045
Service	207,595	182,203

Total Recurring	321,682	292,248

Total Revenues	$439,902	$412,643

United States Revenues	$360,469	$317,351
United States Revenues as a % of Total	82%	77%
International Revenues	$79,433	$95,292
International Revenues as a % of Total	18%	23%

Segment Data	Q1	Q1
Healthcare
Revenues
Capital Equipment	$103,718	$102,271
Consumables	90,994	88,270
Service	134,615	112,269

Total Recurring	225,609	200,539

Total Healthcare Revenues, net	$329,327	$302,810

Operating Income	17,675	17,966

Adjusted Operating Income (1)	33,207	29,706
Life Sciences
Revenues
Capital Equipment	$14,502	$18,124
Consumables	23,093	21,775
Service	19,177	18,715

Total Recurring	42,270	40,490

Total Life Sciences Revenues	$56,772	$58,614

Operating Income	13,233	11,945

Adjusted Operating Income (1)	13,550	11,949
Isomedix Services
Revenues	$53,689	$51,193
Operating Income	15,250	16,191

Adjusted Operating Income (1)	16,538	16,250
Corporate and Other
Revenues	$114	$26
Operating Income (Loss)	(1,942)	(1,934)

Other Data	Q1	Q1
Product
Total product revenues	232,307	230,440
Total product cost of revenues	129,856	129,975
Restructuring expense	277	(114)
Amortization of inventory “step up” to fair value	—	1,234

Total product cost of revenues, adjusted (1)	129,579	128,855

Total product gross profit, adjusted (1)	102,728	101,585

As a percentage, adjusted (1)	44.2%	44.1%
Service
Total service revenues	207,595	182,203
Total service cost of revenues	125,956	112,575

Total service gross profit	81,639	69,628

As a percentage	39.3%	38.2%
Total Company gross profit margin, adjusted (1)	184,367	171,213

As a percentage, adjusted (1)	41.9%	41.5%

Healthcare Backlog	$119,811	$125,032
Life Sciences Backlog	48,589	45,969

Total Backlog	$168,400	$171,001
Free Cash Flow	$17,663	$23,093

Net Debt	$489,973	$500,804

(1)	Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.